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                                                                   Exhibit 21.1

                          ON SEMICONDUCTOR CORPORATION

                     List of Subsidiaries as of 8/31/02 (1)


SCG (CZECH) HOLDING CORPORATION {DELAWARE}
     Terosil a.s. [JV] {Czech Republic}
     Tesla Sezam a.s. [JV] {Czech Republic}
SCG (CHINA) HOLDING CORPORATION {DELAWARE}
     Leshan-Phoenix Semiconductor Company Limited [JV] {Leshan, China}
SCG (MALAYSIA SMP) HOLDING CORPORATION {DELAWARE}
SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC {DELAWARE}
     Semiconductor Components Industries of Rhode Island, Inc. {Rhode Island}
          Semiconductor Components Industries International of Rhode Island,
            Inc. {Rhode Island}
     Semiconductor Components Industries Puerto Rico, Inc. {Delaware}
     ON Semiconductor Slovakia a.s. {Slovak Republic}
     SCG International Development, LLC {Delaware}
     SCG Malaysia Holdings Sdn. Bhd. {Malaysia}
          SCG Industries Malaysia Sdn. Bhd. {Malaysia}
          ON Semiconductor Technology Malaysia Sdn. Bhd. {Malaysia} Semiconductor Components Industries (Thailand) Limited {Thailand}
     SCG Mexico, S.A. de C.V. {Mexico}
     ON Semiconductor Technology Japan Ltd. {Japan}
     SCG Philippines, Incorporated {Philippines}
     SCG Asia Capital Pte. Ltd. {Malaysia}
     SCG Czech Design Center s.r.o. {Czech Republic}
     ON Semiconductor Hong Kong Design Limited {Hong Kong, China}[also d/b/a ON
       Semiconductor]
     ON Semiconductor Japan Ltd. {Japan}
     ON Semiconductor Design (Shanghai) Limited {China}
     ON Semiconductor Trading Ltd. {Bermuda}
          ON Semiconductor Denmark ApS {Denmark}
              ON Semiconductor Hong Kong Logistics Limited {Hong Kong, China}
                [also d/b/a/ ON Semiconductor]
              SCG Hong Kong SAR Limited {Hong Kong, China} [also d/b/a
                ON Semiconductor]
              Semiconductor Components Industries Singapore Pte Ltd {Singapore} SCG Korea Ltd. {Korea}
              ON Semiconductor Canada Trading Corporation {Canada}
              SCG do Brasil Ltda. {Brazil}
              SCG Holding (Netherlands) B.V. {Netherlands}
                   ON Semiconductor Germany GmbH {Germany}
                   SCG France SAS {France}
                   ON Semiconductor AB {Sweden}[also d/b/a Semiconductor
                     Components Group Sweden]
                   ON Semiconductor Mexico Trading S. de R. L. de C. V. {Mexico} SCG Italy S.r.l. {Italy}
                   ON Semiconductor Limited {United Kingdom}
                     Semiconductor Components Industries UK
                     Limited {United Kingdom}


"{ }" Denotes jurisdiction

(1) Listing includes only doing business names and does not include trade names.